UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2019

GIGCAPITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2479 E. Bayshore Rd., Suite 200 Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

(650) 276-7040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GIG	The NYSE Stock Market LLC
Warrants to receive one share of Common Stock	GIG.WS	The NYSE Stock Market LLC
Right to receive one-tenth of one share of Common Stock	GIG.RT	The NYSE Stock Market LLC
Units, each consisting of one share of Common Stock, one right and three-fourths of one warrant	GIG.U

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 20, 2019, GigCapital, Inc., a Delaware corporation (“GigCapital” or the “Company”), entered into a non-binding letter of intent with Greenhaven Road Capital Fund 1, LP and Greenhaven Road Capital Fund 2, LP (collectively referred to as “Greenhaven”) pursuant to which GigCapital would acquire the shares of common stock of GigCapital (the “Shares”) into which the 5,482,694 rights (NYSE: GIG.RT) (the “Rights”) currently held by Greenhaven, plus any additional rights (the “Additional Rights”) that Greenhaven may acquire, up to 4,517,306 Additional Rights, will convert upon the closing of GigCapital’s business combination with Kaleyra, S.p.A. (the “Business Combination”). Greenhaven will hold, and not offer, sell, contract to sell, pledge, transfer, assign, or otherwise dispose of, directly or indirectly, or hedge the Rights, and any Shares that the Rights convert into, until the later of the sixtieth day after the closing of the Business Combination or January 1, 2020 (the “Closing Date”). The purchase price of the Shares will be as follows: (a) $1.05 per Right or Additional Right for the first 5,500,000 Rights or Additional Rights (which reflects $10.50 per Share for the first 500,000 Shares); (b) $1.07 per Right or Additional Right for the next 2,500,000 Rights or Additional Rights (which reflects $10.70 per Share for the next 250,000 Shares); and (c) $1.10 per Right or Additional Right for the next 2,000,000 Rights or Additional Rights (which reflects $11.00 per Share for the next 200,000 Shares). The parties intend to negotiate and execute a definitive purchase agreement to reflect the above terms. Greenhaven will have the right to terminate the agreement, without penalty, on the day prior to the Closing Date by giving written notice to GigCapital, in which case it will not be restricted after such time with respect to its ability to dispose of the Shares.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2019, the Company intends to commence a cash tender offer for the outstanding rights which would be closed in conjunction with the closing of the Business Combination, but pursuant to the terms of the non-binding letter of intent with Greenhaven, such Rights and Additional Rights would not be tendered by Greenhaven to GigCapital in response to such tender offer.

Pre-Commencement Communications

This Current Report on Form 8-K is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any of the Company’s rights. The anticipated tender offer described in this Current Report on Form 8-K has not yet commenced, and while the Company intends to commence the tender offer as soon as reasonably practicable upon the filing of the definitive proxy statement, and complete the tender offer, there can be no assurance that the Company will commence or complete the tender offer on the terms described in this press release, or at all. If the Company commences the tender offer, the solicitation and offer to buy the rights will be made only pursuant to an offer to purchase, letter of transmittal and related materials that the Company intends to distribute to its rightsholders and file with the SEC. The full details of the tender offer, including complete instructions on how to tender rights, will be included in the offer to purchase, letter of transmittal and related materials, which will become available to rightsholders upon commencement of the tender offer.

Forward-Looking Statements

This Current Report on Form 8-K may include forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding the proposed transaction, the Business Combination, the proposed rights tender offer, the Company and Kaleyra. All statements, other than statements of historical facts, that address activities, events or developments that the Company and/or Kaleyra expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “believe” and “expect”. Such forward-looking statements include, but are not limited to, statements regarding the entry by the Company into a definitive purchase agreement with Greenhaven or its closing, closing of the Business Combination, potential capital alternatives or changes to the capital structure of the Company, including a tender offer of the rights, and the expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the Business Combination and future business plans of the Company and Kaleyra management teams. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are based on certain assumptions and analyses made by the management of the Company and/or Kaleyra in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effects on the Company and Kaleyra as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company or Kaleyra will be those anticipated and actual results may differ materially from those expressed in this press release due to many factors such as, but not limited to, the ability to satisfy closing conditions for the Business Combination, including that the Company stockholders will approve the Business Combination, the ability of the combined company to meet the NYSE’s listing standards, and that the Company will have sufficient capital upon the approval of the Business Combination to operate as anticipated. Should one or more of these risks or uncertainties materialize, or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. These statements speak only as of the date they are made and none of the Company and/or Kaleyra undertakes any obligation to update any forward-looking statements contained in this press release to reflect events or circumstances which arise after the date of this Current Report on Form 8-K.

No Offer or Solicitation

This Current Report on Form 8-K shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2019

By:	/s/ Dr. Avi S. Katz
Name:	Dr. Avi S. Katz
Title:	Chief Executive Officer, President and Executive Chairman of the GigCapital, Inc. Board